                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------


                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                           -------------------------


         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(b)(2) ___

                           -------------------------


                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                               (Name of Trustee)

                                                    22-1147033
          (Jurisdiction of Incorporation or               (I.R.S. Employer
        Organization if not a U.S. National Bank)         Identification No.)

     101 NORTHSIDE PLAZA, ELKTON, MARYLAND                           21921

       (Address of Principal Executive Offices)           (Zip Code)


                           -------------------------


                           ALCO STANDARD CORPORATION
                               (Name of Obligor)

          OHIO                                                23-0334400
       (State of Incorporation)                     (I.R.S. Employer
                                                    Identification No.)

     P.O. BOX 834, VALLEY FORGE, PENNSYLVANIA                          19482
       (Address of Principal Executive Offices)           (Zip Code)


                           -------------------------


                                DEBT SECURITIES
                        (Title of Indenture Securities)
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1.  General information.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervisory authority to which it is subject:

        Comptroller of the Currency
        United States Department of the Treasury
        Washington, D.C.  20219

        Board of Governors of the Federal Reserve System
        Washington, D.C.

        Federal Deposit Insurance Corporation
        Washington, D.C.  20429

    (b) Whether it is authorized to exercise corporate trust powers.

        Yes.


2.  Affiliations with obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.


3.  List of Exhibits.

    List below all exhibits filed as part of this statement of eligibility.

    1. Copy of Articles of Association of the trustee as now in effect. Incorporated herein by reference to Exhibit 1 filed with Form T-1, Registration No. 22-73340.

    2. Copy of Certificate of the Comptroller of the Currency dated January 11, 1994, evidencing the authority of the trustee to transact business. Incorporated herein by reference to Exhibit 2 filed with Form T-1, Registration No. 22-73340.

    3. Copy of the authorization of the trustee to exercise corporate trust powers has heretofore been filed with the Securities and Exchange Commission as Exhibit 3 filed with Form T-1, Registration Number 22-73340, has not been amended since filing and is incorporated herein by reference.

    4. Copy of existing by-laws of the trustee. Incorporated herein by reference to Exhibit 4 filed with Form T-1, Registration No. 22-73340.
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                                       2

    5.  Copy of each indenture if the obligor is in default.

        Not applicable.

    6. Consent of the trustee required by Section 321(b) of the Act. Incorporated herein by reference to Exhibit 6 filed with Form T-1, Registration No. 22-73340.

    7. Copy of report of condition of the trustee at the close of business on September 30, 1995, published pursuant to the requirements of its supervising authority.



                                     NOTE

    The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to such information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.



                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 (as amended), the trustee, First Fidelity Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Newark and State of New Jersey on the 8th day of November, 1995.

                                         FIRST FIDELITY BANK, NATIONAL
                                         ASSOCIATION



                                         By: /s/ Melissa Matthews
                                            ----------------------------------
                                                    Melissa Matthews
                                            Vice President

ALCO(Form T1)



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                                       3

                                 EXHIBIT T-7
                              REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the First Fidelity Bank, National Association, at the close of business on September 30, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 33869 Comptroller of the Currency Northeastern District.

Statement of Resources and Liabilities




                                     ASSETS
                       Thousand of Dollars
                       -------------------
Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin..........   1,503,341
  Interest-bearing balances...................................     460,595
Securities....................................................   /////////
  Hold-to-maturity securities.................................   3,431,427
  Available-for-sale securities...............................   2,019,209
Federal funds sold and securities purchased under agreements    //////////
   to resell in domestic offices of the bank and of it          //////////
   Edge and Agreement subsidiaries, and in IBFs:            //////////
   Federal funds sold.........................................     425,000
   Securities purchased under agreements to resell............     355,567
Loans and lease financing receivables:
   Loan and leases, net of unearned income......22,536,087
   LESS: Allowance for loan and lease losses.......483,973
   LESS: Allocated transfer risk reserve.................0
   Loans and leases, net of unearned income, allowance, and
   reserve....................................................  22,052,114
Assets held in trading accounts...............................     152,832
Premises and fixed assets (including capitalized leases)......     378,375
Other real estate owned.......................................     116,168
Investment in unconsolidated subsidiaries and associated        //////////
companies.....................................................      18,165
Customer's liability to this bank on acceptances outstanding..     176,233
Intangible assets.............................................     796,802
Other assets..................................................     786,706
Total assets..................................................  32,672,534

                                  LIABILITIES

Deposits:
   In domestic offices..........................................  24,725,866
     Noninterest-bearing..........................4,337,767
     Interest-bearing............................20,388,099
   In foreign offices, Edge and Agreement subsidiaries,
   and IBFs.....................................................   1,253,399
     Noninterest-bearing.............................13,416
     Interest-bearing.............................1,239,983
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
   Edge and Agreement subsidiaries, and IBFs
   Federal fund purchased.......................................   1,219,823
   Securities sold under agreements to repurchase...............   1,108,011
Demand notes issued to the U.S. Treasury........................     190,208
Trading liabilities.............................................      0
Other borrowed money:...........................................   /////////
   With original maturity of one year or less...................      75,481

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
   With original maturity of more than one year.................         529
Mortgage indebtedness and obligations under capitalized leases        17,222
Bank's liability on acceptances executed and outstanding........     176,425
Subordinated notes and debentures...............................     175,000
Other liabilities...............................................     633,215
Total liabilities...............................................  29,575,179
Limited-life preferred stock and related surplus................           0


                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus................           0
Common Stock.................................................     452,156
Surplus......................................................   1,300,080
Undivided profits and capital reserves.......................   1,189,821
Net unrealized holding gains (losses) on available-for-sale  /////////
 securities..................................................      (5,242)
Cumulative foreign currency translation adjustments..........           0
Total equity capital.........................................   3,097,355
Total liabilities, limited-life preferred stock and equity...  //////////
  capital....................................................  32,672,534
